UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: February 8, 2005 (Date of earliest event reported: February 2, 2005)

MUZAK HOLDINGS LLC

MUZAK HOLDINGS FINANCE CORP

(Exact Name of Registrant as Specified in their charter)

DELAWARE	333-78573	04-3433730
DELAWARE	333-78573-01
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3318 LAKEMONT BLVD.

FORT MILL, SC 29708

(Address of Principal Executive Offices)

(803) 396-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 2, 2005, David Unger, a member of the Board of Directors of Muzak Holdings LLC (the “Company”) resigned his position as director. Mr. Unger’s resignation was received by the Company via electronic mail on February 2, 2005 and is attached hereto as Exhibit 99.1. 1 The circumstances which the Company believes caused the resignation were Mr. Unger’s insistence that the Company establish an audit committee and his belief that the Company was not timely reporting material business developments to the board of directors. As the Company does not have securities listed on a national securities exchange, it is not required to have a separate audit committee. The Company believes that necessary safeguards are in place as its board of directors functions as the audit committee. The board of directors designates representatives to meet with the external auditors as necessary, but no less frequently than every fiscal quarter. These representatives provide an update to the board after each of these meetings. On an annual basis, the external auditors make a formal presentation to the entire board of directors. Further, the Company believes that the board is fully apprised of all material business developments in a timely manner and that it discloses material issues in its filings with the Securities and Exchange Commission in accordance with securities laws and regulations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

Exhibit 99.1	Copy of electronic mail received from David Unger announcing his resignation from the Board of Directors of Muzak Holdings LLC dated February 2, 2005.

[1]	Please note that prior to Mr. Unger’s resignation; he served solely as a director of Muzak Holdings LLC and held no similar position at Muzak LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2005

Muzak Holdings LLC

By:	/s/ Stephen Villa
Name:	Stephen Villa
Title:	Chief Financial Officer

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